Exhibit 10.2

LATCH, INC. 2021 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE

Capitalized terms not specifically defined in this Stock Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan (as may be amended from time to time, the “Plan”) of Latch, Inc. (the “Company”).

The Company has granted to the participant listed below (“Participant”) the stock option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Stock Option Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:	[_____]
Grant Date:	[_____]
Exercise Price per Share:	[_____]
Shares Subject to the Option:	[_____]
Final Expiration Date:	[_____]
Vesting Commencement Date:	[_____]
Vesting Schedule:	[_____]
Type of Option	[_____]

Acceptance Deadline. The Award is effective as of the Grant Date specified above. Participant must accept this Grant Notice and the Agreement within ninety (90) days following the Grant Date (or by such later date as the Administrator may approve in its discretion). If Participant does not timely accept, this Award may be cancelled and forfeited without consideration, at the discretion of the Administrator.

By accepting (whether in writing, electronically or otherwise) the Option, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain independent tax advice and the advice of his or her own counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

LATCH, INC.	PARTICIPANT

By:
Name:
Title:

Exhibit A

STOCK OPTION AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL

1.1            Grant of Option. The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).

1.2            Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

ARTICLE II.

PERIOD OF EXERCISABILITY

2.1            Commencement of Exercisability. The Option will vest and, subject to Section 4.5, become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated. Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, unless the Administrator otherwise determines, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason.

2.2            Duration of Exercisability. The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.

2.3            Expiration of Option. The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:

(a)           The final expiration date in the Grant Notice;

(b)           Except as the Administrator may otherwise approve, the expiration of three (3) months from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or disability;

(c)           Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or disability; and

(d)           Except as the Administrator may otherwise approve, Participant’s Termination of Service for Cause.

2.4            Leaves of Absence. If the Participant goes on a leave of absence, then the Company may adjust the Vesting Schedule in accordance with the Company’s leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, the Participant shall be deemed to continue to be a Service Provider for any purpose under this Agreement while Participant is on a bona fide leave of absence, if (i) such leave was approved by the Company in writing and (ii) continued crediting of service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company). A Termination of Service shall be deemed to occur when such leave ends, unless the Participant immediately returns to active work. If the reemployment of a Participant upon expiration of a leave of absence approved by the Company that exceeds three months is not expressly required by the terms of such leave or by applicable law (as determined by the Company), any Incentive Stock Option exercised by such Participant more than six months after the first day of such leave shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

ARTICLE III.

EXERCISE OF OPTION

3.1            Person Eligible to Exercise. During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.

3.2            Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.

3.3            Tax Withholding.

(a)            Prior to any relevant taxable or tax withholding event, as a condition to the exercise of any Option and the issuance of Shares upon such exercise, Participant agrees to make arrangements satisfactory to the Company for the satisfaction of any applicable tax withholding obligations that arise in connection with the Option. The Company shall not be required to issue any Shares until such obligations are satisfied.

(b)           If Participant fails to make arrangements satisfactory to and, if applicable, permitted by, the Company for the satisfaction of the applicable withholding tax obligations within the timeframe required by the Company, then the Company may, in its sole discretion, (i) withhold and retain a number of Shares that would otherwise be issued to Participant upon exercise of the Option having an aggregate Fair Market Value on the date of delivery sufficient to satisfy the applicable withholding tax obligations, (ii) require Participant to remit cash to the Company in an amount sufficient to satisfy the applicable withholding tax obligations, (iii) withhold amounts from Participant’s wages or other cash compensation paid by the Company and/or any Subsidiary (or from any other amounts payable to Participant), to the extent permitted by applicable law or (iv) take any actions permitted under the Plan to satisfy such withholding obligations[, including without limitation a third-party transaction approved or facilitated by the Company]. If Participant fails to make arrangements to satisfy any withholding obligations, and the Company does not otherwise take any of the foregoing action to satisfy the withholding obligation, the Company may, upon prior written notice to Participant, cause the portion of the Options (and any Shares otherwise issuable upon exercise thereof) for which Participant has failed to make arrangements sufficient to satisfy the applicable withholding tax obligations to be forfeited, and any such Shares otherwise deliverable shall be cancelled and forfeited to the Company without consideration.

(c)           In the event that the Company is withholding from any payment or delivery of Shares to satisfy any withholding obligation, the Company will withhold at the minimum statutory rate required by Applicable Law in all jurisdictions in which Participant is subject to tax withholding obligations, unless the Company reasonably and in good faith after considering any accounting consequences or costs, determines that a different rate is required by Applicable Law. Participant acknowledges and agrees that the Company shall withhold at the minimum statutory rate and that Participant shall be responsible for any additional taxes owed.

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(d)           Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.

3.4            Delay for Legal and Regulatory Compliance. Notwithstanding anything herein to the contrary, the Company may delay the issuance or delivery of any Shares upon exercise of the Option if the Company reasonably anticipates that such issuance or delivery would violate Applicable Laws, including without limitation U.S. federal securities laws or the listing standards of any stock exchange on which the Common Stock is listed, until the earliest date the Company reasonably anticipates that the issuance or delivery will not cause such a violation or failure. For avoidance of doubt, the Company may delay the issuance or delivery of any Shares unless (i) a registration statement under the Securities Act with respect to the Shares is then effective, (ii) the Shares are registered, qualified, or exempt from registration or qualification under all applicable state securities or “blue sky” laws and (iii) the listing (or authorization for listing upon official notice of issuance) of such Shares on any stock exchange on which the Company’s securities are then listed has been authorized and remains in effect.

ARTICLE IV.

OTHER PROVISIONS

4.1             Adjustments.  Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2             Forfeiture and Claw-Back. Participant acknowledges and agrees that the Option (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of the Option or upon the receipt or resale of any Shares underlying the Option) shall be subject to the provisions of any claw-back policy implemented by the Company or any Subsidiary, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

4.3            Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.4            Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5            Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws. For the avoidance of doubt, until the Company has filed an effective registration statement on Form S-8 with the Securities and Exchange Commission (“SEC”) after the Grant Date, no portion of the Option, even if vested, shall be exercisable unless the Administrator shall have determined that the issuance of the Shares upon exercise of the Option is registered with the SEC pursuant to another effective registration statement or that an exemption from registration is available for such issuance.

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4.6            Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.7            Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is a Section 16 Person, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.8            Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.9            Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.10          Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

4.11          Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.12          Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

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4.13          Incentive Stock Options. If the Option is designated as an Incentive Stock Option:

(a)           Participant acknowledges that to the extent the aggregate fair market value of shares (determined as of the time the option with respect to the shares is granted) with respect to which stock options intended to qualify as “incentive stock options” under Section 422 of the Code, including the Option, are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such stock options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such stock options (including the Option) will be treated as non-qualified stock options. Participant further acknowledges that the rule set forth in the preceding sentence will be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code. Participant acknowledges that amendments or modifications made to the Option pursuant to the Plan that would cause the Option to become a Non-Qualified Stock Option will not materially or adversely affect Participant’s rights under the Option, and that any such amendment or modification shall not require Participant’s consent. Participant also acknowledges that if the Option is exercised more than three (3) months after Participant’s Termination of Service as an Employee, other than by reason of death or disability, the Option will be taxed as a Non-Qualified Stock Option.

(b)           Participant will give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or other transfer is made (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Shares to Participant. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

4.14          Restrictions. In the event the Shares are no longer registered with the SEC (as determined by the Administrator), any Shares acquired in respect of the Option shall be subject to such terms and conditions as the Administrator shall determine, including, without limitation, restrictions on the transferability, repurchase rights, the right of the Company to require that Shares be transferred in the event of certain transactions, rights of first refusal, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may be additional to those contained in the Plan and may, as determined by the Administrator, be contained in an exercise notice, securityholders’ agreement or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The Administrator may condition the issuance of such Shares on the Participant’s consent to such terms and conditions and the Participant’s entering into such agreement or agreements.

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